FOR IMMEDIATE RELEASE

07-05
Quanta Contacts:	Press Contacts:	InfraSource Contacts:
James Haddox, CFO	Jim Barron	John Curran
Reba Reid	Brooke Morganstein	610-480-8000
713-629-7600	Sard Verbinnen & Co.	Mahmoud Siddig
	212-687-8080	212-889-4350
QUANTA SERVICES TO ACQUIRE INFRASOURCE SERVICES
IN ALL-STOCK TRANSACTION
•	Complementary Capabilities and Expanded Geographic Presence Enable Enhanced Service Offerings in Rapidly Growing Markets

•	Combined 2006 Revenues of Over $3.1 Billion and Adjusted EBITDA of Over $270 Million

•	Exchange Ratio of 1.223 Shares of Quanta Stock for Each InfraSource Share

•	Transaction Expected to be EPS Accretive to Quanta in 2008
HOUSTON, TX and MEDIA, PA — March 19, 2007 — Quanta Services, Inc. (NYSE: PWR) and InfraSource Services, Inc. (NYSE: IFS) today announced that they have signed a definitive merger agreement under which Quanta will acquire InfraSource in an all-stock transaction valued at $1.26 billion based on Quanta’s closing stock price on March 16, 2007. The combination of Quanta and InfraSource will create a leading specialized contracting services company serving the electric power, natural gas, telecommunications and cable television industries. Empowered by a broad national footprint, flexible workforce, extensive equipment resources and innovative technologies, the combined company will partner with customers to meet the immediate and growing need for strategic infrastructure solutions.
Under the terms of the merger agreement, approved by both Boards of Directors, InfraSource stockholders will receive 1.223 shares of Quanta common stock for each outstanding common share of InfraSource they own at closing. This represents a per share value of $30.13, or a 17.4% premium over the closing price of InfraSource common stock on March 16, 2007. Upon closing, on a fully diluted basis, Quanta and InfraSource stockholders are expected to own approximately 75% and 25%, respectively, of the combined company. Based on 2006 results, the combined company would have revenues of over $3.1 billion and adjusted EBITDA of over $270 million. The transaction is expected to be accretive to Quanta’s earnings per share in 2008.
“The addition of InfraSource’s complementary businesses, strategic geographic footprint and talented employees will enhance Quanta’s resources and expand our service portfolio. As a combined company, we will be well-positioned to serve all of our customers during a period of rapid growth and increased transmission and distribution spending,” said John R. Colson, chairman and chief executive officer of Quanta. “We intend to leverage our combined workforce of more than 16,000 employees to provide expanded services to our customers in both planned and emergency situations.”
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Colson added, “We expect the combination to result in meaningful cost and operational synergy opportunities, including the integration of project and asset management functions, improved resource utilization, procurement and administrative cost savings, and enhanced cross-selling and marketing opportunities.”
David R. Helwig, chairman and chief executive officer of InfraSource, commented, “This transaction represents a tremendous opportunity for our customers, stockholders and employees to share in the significant upside potential of a stronger combined business. Together, InfraSource and Quanta will create an industry-leading company with the scale and scope necessary to meet the growing infrastructure needs of energy and communications providers across North America.”
The combined company will have the ability to provide customers expanded infrastructure service offerings from design and engineering, to installation and maintenance, to energized services and emergency restoration. Along with enhancing and complementing Quanta’s electric power transmission and distribution capabilities, InfraSource brings strength in substation engineering and installation, gas distribution capabilities and dark fiber leasing to the combined company. In addition, Quanta’s nationwide footprint will be strengthened, providing the company a broader platform from which to grow its services.
The combined company’s additional resources and superior service portfolio also position it to take advantage of positive industry dynamics, which include electric utility companies’ increased spending and outsourcing trends. In the power industry, the need to upgrade the nation’s aging and congested transmission and distribution grid and the Energy Policy Act of 2005 are expected to continue to drive increased investment in infrastructure. Additionally, utilities continue to move toward outsourcing as a way to reduce costs while gaining superior service and improved flexibility. In the telecommunications industry, the convergence of voice, video and data is creating increased demand for fiber infrastructure to support the delivery of key next-generation services.
The transaction is expected to close in the third quarter of 2007 subject to stockholder and customary regulatory approvals. Quanta and InfraSource intend to file a joint proxy statement/prospectus with the Securities and Exchange Commission.
Credit Suisse Securities (USA) LLC is acting as financial advisor to Quanta, and Akin Gump Strauss Hauer and Feld, LLP is serving as its legal advisor. Citigroup Corporate and Investment Banking is acting as financial advisor to InfraSource and Ballard Spahr Andrews & Ingersoll, LLP is serving as its legal advisor.
The calculation of adjusted EBITDA, as used in this press release, can be viewed at the “Acquisition Announcement” section of Quanta’s website at www.quantaservices.com and “Investors” section of the InfraSource website at www.infrasourceinc.com.
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Conference Call and Webcast Information
Quanta and InfraSource have scheduled a conference call for today, March 19, at 9:00 a.m. Eastern Daylight Savings Time. To participate in the call, dial 866-425-6195 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public also will have the opportunity to listen to the conference call over the Internet by visiting the companies’ websites at www.quantaservices.com in the “Investor Center” section and www.infrasourceinc.com in the “Investors” section and a replay will be available on these websites for 30 days following the conference call. To listen to the call live on the web, please visit the Quanta Services or InfraSource Services website at least fifteen minutes early to register, download and install any necessary audio software. The materials presented during the webcast will be posted on the websites as referenced above.
About Quanta Services, Inc.
Quanta Services, Inc. (NYSE: PWR) is a leading provider of specialized contracting services, delivering end-to-end network solutions for the electric power, gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.
About InfraSource Services, Inc.
InfraSource Services, Inc. (NYSE: IFS) is a specialty contractor servicing utility transmission and distribution infrastructure in the United States. InfraSource designs, builds and maintains transmission and distribution networks for utilities, power producers and industrial customers.
Additional Information and Where to Find It
In connection with the proposed acquisition, Quanta and InfraSource will file with the Securities and Exchange Commission a joint proxy statement/prospectus and other documents regarding the proposed transaction. A joint proxy statement/prospectus will be sent to stockholders of Quanta and InfraSource, seeking their approval of the transaction. STOCKHOLDERS OF QUANTA AND INFRASOURCE ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT QUANTA, INFRASOURCE, AND QUANTA’S ACQUISITION OF INFRASOURCE. Such proxy statement/prospectus, when available, and other relevant documents may be obtained, free of charge, on the Securities and Exchange Commission’s website (http://www.sec.gov).
The joint proxy statement/prospectus and such other documents (relating to Quanta) may also be obtained for free from Quanta’s website at www.quantaservices.com or from Quanta by directing a request to Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, TX 77056, Attention: Corporate Secretary, or by phone at 713-629-7600.
The joint proxy statement/prospectus and such other documents (relating to InfraSource) may also be obtained for free from InfraSource’s website at www.infrasourceinc.com or from InfraSource by directing a request to InfraSource Services, Inc., 100 W. Sixth Street, Media, PA 19063, Attention: General Counsel, or by phone at 610-480-8000.
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Participants in the Solicitation
Quanta, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Quanta’s stockholders in connection with the acquisition. Information about Quanta and its directors and executive officers and their ownership of Quanta securities will be contained in the joint proxy statement/prospectus when it is filed with the SEC.
InfraSource, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from InfraSource’s stockholders in connection with the acquisition. Information about InfraSource and its directors and executive officers and their ownership of InfraSource securities will be contained in the joint proxy statement/prospectus when it is filed with the SEC.
Forward-Looking Statements
Statements about Quanta’s and InfraSource’s outlook and all other statements in this release (and statements made regarding the subjects of this release, including on the conference call announced herein) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Quanta’s and InfraSource’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding the new combined company, including Quanta’s and InfraSource’s expected combined financial and operating results, accretion to Quanta’s earnings per share arising from the transaction, the expected amount and timing of cost savings and operating synergies, and whether and when the transactions contemplated by the merger agreement will be consummated. There are a number of risks and uncertainties that could cause results to differ materially from those indicated by such forward-looking statements, including the failure to effectively integrate the combined operations and realize anticipated savings and synergies; the inability to obtain approvals from, and the results of the review of the proposed transaction by, various regulatory agencies; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the effects of purchase accounting, including the determination of amortizable intangibles, on the combined companies future operating results; the potential adverse impact to the businesses of the companies as a result of uncertainty surrounding the transaction, including the inability to retain key personnel; the potential adverse effect of any conditions imposed on Quanta or InfraSource in connection with consummation of the merger; the failure to receive the approval of the merger by the stockholders of InfraSource or the failure to receive the approval of the issuance of Quanta common stock in connection with the merger by the stockholders of Quanta; the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; future regulatory or legislative actions that could adversely affect the companies or the failure of the Energy Policy Act of 2005 to result in increased spending by customers; and the potential adverse effect of other economic, business, and/or competitive factors on the combined companies. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Quanta’s and InfraSource’s respective Form 10-K reports for the fiscal year ended December 31, 2006 and any other filings with the Securities and Exchange Commission, which are available free of charge on the SEC’s website at http://www.sec.gov and through Quanta’s and InfraSource’s websites at www.quantaservices.com and www.infrasourceinc.com. Quanta and InfraSource expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
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